Contacts:	David Kerr	Jody Tusa
	Senior Vice President -- Corporate Development	Chief Financial Officer
	713.386.1420	713.386.1428
	dkerr@comsys.com	jtusa@comsys.com

COMSYS IT PARTNERS, INC. REPORTS THIRD QUARTER RESULTS

HOUSTON, TX (November 8, 2004) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading information technology staffing services company formerly known as Venturi Partners, Inc. (“the Company”), today announced its combined adjusted pro forma financial results for the second and third quarter of 2004 and its historical financial results for the third quarter and nine months ended September 26, 2004.

The Company completed its previously announced merger and sale transactions on September 30, 2004. As a result of these transactions, COMSYS Holding, Inc. merged with a newly formed subsidiary of the Company and the Company issued shares of its capital stock to the former stockholders of COMSYS Holding representing approximately 55% of its outstanding stock on a fully diluted basis. In addition, the Company sold its commercial staffing business for cash to an affiliate of CBS Personnel Services, Inc., a privately owned staffing services provider headquartered in Cincinnati, Ohio. Venturi Partners, Inc. changed its name to COMSYS IT Partners, Inc.

In connection with the consummation of the merger, the Company entered into a credit agreement providing for a two-year term loan of $15 million and a five-year revolving credit facility of up to $100 million. The Company also entered into an agreement providing for a 6-1/2 year junior secured loan of $70 million. As of September 30, 2004, outstanding debt was approximately $135 million. In addition to the debt financings, the Company also issued approximately $22.4 million of preferred stock. As of September 30, 2004, after completion of the merger, the Company had approximately 15.5 million shares of common stock outstanding.

COMSYS IT Partners President and Chief Executive Officer Michael T. Willis said, “We believe our larger size and total focus on IT staffing services will provide many unique opportunities to continue to grow and become a true industry leader. We have already begun to capitalize on those opportunities.”

“With the close of this merger, we bring to our clients a larger pool of outstanding IT consultants, more local resources in key geographic areas, more IT staffing services and more sales and recruiting professionals — all focused on meeting our clients’ needs. We have made substantial progress on integrating the two companies and expect to complete that effort during the first quarter of 2005. We have begun a successful integration and have not lost momentum in our growth objectives as evidenced, in part, by the increase in revenue in the third quarter of 2004 and the continued increase in our billable consultant headcount through October 2004,” Willis said.

As a result of the merger and the Company’s sale of its commercial staffing business, we believe that the financial information that is most relevant to our current stockholders are certain non-GAAP financial measures for the information technology business of the Company and Comsys Holding, Inc. on a combined basis. The non-GAAP financial measures that are referenced below are combined pro forma revenues, combined adjusted pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) and combined adjusted pro forma net income. These pro forma amounts have been adjusted to reflect the expected cost saving synergies related to the merger. A reconciliation of these non-GAAP financial measures to the financial measures recognized under generally accepted accounting principles in the United States is provided in the attached tables.

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COMSYS Announces Third Quarter Results

November 8, 2004

Combined pro forma revenues for the third and second quarters of 2004, giving effect to the merger and sale of the Company’s commercial staffing business at the beginning of each period, were $162.0 million and $158.2 million, respectively, for a growth rate of 2.4% over these periods. Combined billable consultant headcount increased during the third quarter of 2004 as the average and ending headcount amounts during this period were 4,922 and 5,043, respectively. As of October 29, 2004, our headcount had further increased to 5,111. Combined pro forma revenues for the first nine months of 2004 and 2003 were $476.6 million and $428.8 million, respectively, an increase of 11%. For the last twelve months as of September 30, 2004, and September 30, 2003, combined pro forma revenues were $624.9 million and $579.9 million. The combined pro forma gross profit margin in the third quarter of 2004 of 24.3% improved over the 23.3% generated in the second quarter of 2004.

Combined adjusted pro forma EBITDA for the third quarter of 2004 was $11.3 million as compared to $10.5 million for the second quarter of 2004, excluding a one-time reversal of a $1.7 million bad debt write-off which was collected. Combined adjusted pro forma net income on a diluted basis was $0.55 and $0.13 per share for the third and second quarters of 2004, respectively. On July 16, 2004, COMSYS Holding, Inc. received a $5.4 million federal income tax refund as the result of carrying back its 2001 tax loss. The recognition of this refund increased combined basic and diluted adjusted pro forma net income per share by $0.35 and $0.34, respectively, in the third quarter of 2004.

COMSYS IT Partners Chief Financial Officer Jody Tusa said, “Our integration planning was comprehensive and we are on schedule with each component. Our field operations are now operating under our new organizational structure and we have begun the consolidation of duplicate branch offices and information systems. We have implemented a reduction-in-force plan and provided termination notices to approximately 185 staff employees. We are continuing our planning and have begun our documentation for purposes of implementing the section 404 provisions of the Sarbanes-Oxley Act with which we are required to be in compliance by the end of 2005. Our organization will be very focused on continued revenue growth and further reductions of working capital in order to generate cash flow to repay debt. We also fully expect to achieve the synergy savings of $6.5 million that were identified prior to completing the merger between COMSYS and Venturi Partners.”

Venturi Partners, Inc. Historical Financial Results

The stockholders of the Company approved the merger transaction described above on September 27, 2004, and the transaction was closed on September 30, 2004. As the end of the third quarter of the Company, September 26, 2004, preceded these dates, the historical financial results for the third quarter of 2004 and the nine months then ended are comprised of the information technology and commercial staffing businesses of Venturi Partners, Inc. These historical financial results are presented below.

For the third quarter, total revenues were $137.6 million, up from $124.2 million in the third quarter last year and from $136.5 million in the second quarter this year. The Company’s information technology business contributed $67.2 million, or 49%, of total revenues during the third quarter, and the Company’s staffing services business accounted for $70.4 million. Operating income improved to $4.6 million in the third quarter, up from $2.8 million in the third quarter last year and from $3.4 million in the second quarter this year, in each case exclusive of goodwill impairment, restructuring and rationalization charges and stock option compensation expense.

The Company reported net income in the third quarter of $1.4 million, or $0.23 per share, down from $2.1 million, or $0.33 per share, during the third quarter of 2003. In the third quarter of this year, the Company recorded restructuring and rationalization charges, primarily merger and sale transaction related expenses of $3.4 million, or ($0.54) per diluted share, and non-cash stock option compensation income of $1.1 million, or $0.18 per diluted share.

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COMSYS Announces Third Quarter Results

November 8, 2004

During the third quarter of 2003, the Company completed a 1-for-25 reverse stock split and also converted all of its outstanding Series B convertible preferred stock (which was originally issued in April 2003) into common stock. All share and per-share amounts in this earnings release reflect the reverse stock split and the 2003 preferred stock conversion as if these events had been completed on the first day of each period presented.

Technology Services

Technology Services revenues were $67.2 million in the third quarter, relatively unchanged from the $67.7 million recorded in the second quarter this year and up 10.3% from $60.9 million recorded in the third quarter last year. Gross margins were 24.6% in the third quarter, up from 22.7% in the second quarter this year and up from the third quarter 2003 level of 23.7%. Operating income margins were 6.2% compared with 5.4% in the second quarter this year and 5.1% in the third quarter of 2003.

Billable headcount grew again during the third quarter. The Technology Services division had an average of approximately 1,990 professionals on assignment during the third quarter and 2,025 on assignment at the end of the quarter.

Staffing Services

Revenues for the Company’s Staffing Services unit (which was sold as part of the merger and sale transactions on September 30, 2004) increased by 2.3% in the third quarter to $70.4 million from $68.8 million in the second quarter this year and by 11.2% from $63.3 million in the third quarter last year. Gross profit improved to $13.8 million in the third quarter from $13.4 million in the second quarter this year and from $12.8 million in the third quarter of 2003. Operating income margins improved to 5.1% from 4.6% in the second quarter this year and were unchanged from the third quarter of 2003. Gross margin percentage for the third quarter of 2004 was 19.5%, unchanged from the second quarter, and down slightly from the 20.2% recorded in the third quarter last year.

Permanent placement revenue in the third quarter as a percentage of total Staffing Services sales was 2.5% compared with 2.7% in the second quarter. Additionally, vendor-on-premise business represented 30.5% of division sales in the third quarter, compared with 33.0% in the second quarter this year.

Conference Call Information

COMSYS will conduct a conference call today at 9:00 a.m. CST to discuss the quarterly and year-to-date financial results. The conference call-in number is 1-913-981-5542. The call will also be Web cast live and replayed for 30 days at www.comsys.com and www.fulldisclosure.com. A taped replay of the call will be available through November 15, 2004, at 1-719-457-0820, passcode 891035.

About COMSYS IT Partners

COMSYS IT Partners, Inc. (Nasdaq: CITP), is a leading IT staffing and solutions company with 38 offices across the U.S. and an office in the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and

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COMSYS Announces Third Quarter Results

November 8, 2004

project solutions including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS serves Fortune 500 clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.

Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company and are subject to risks and uncertainties relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the Company’s success in attracting, training, retaining and motivating key officers and employees;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures, including any change in the demand for the Company’s services, on its ability to maintain or improve its operating margins;

•	the entry of new competitors into the marketplace or expansion by existing competitors;

•	the possibility of the Company’s incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the challenges of integration and restructuring associated with the recently completed merger or other planned business activities and the challenges of achieving anticipated synergies;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s liquidity or ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations in such a manner as to increase the Company’s costs of doing business;

•	whether governments will impose additional regulations or licensing requirements on staffing services businesses in particular or on employer/employee relationships in general; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.

Although the Company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Any or all of the Company’s forward-looking statements included in this release may turn out to be wrong. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. Many factors mentioned in this release will be important in determining future results. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or

COMSYS Announces Third Quarter Results

November 8, 2004

unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures

This press release includes presentation of the following financial measures: operating income exclusive of goodwill impairment, restructuring and rationalization charges and stock option compensation expense. This item is not a financial measure recognized under generally accepted accounting principles in the United States. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses it in evaluating the Company’s operating performance. Because this item is not a GAAP financial measure, however, other companies may present similarly titled items that are calculated using differing adjustments. Accordingly, this measure as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Following is a table reconciling this non-GAAP financial measure with the most comparable GAAP measurement. Investors are strongly urged to review this reconciliation. In addition, the exclusion of goodwill impairment, restructuring and rationalization charges and stock option compensation expense in this non-GAAP financial measure does not imply that such charges are non-recurring, infrequent or unusual. Goodwill impairment, restructuring and rationalization charges and stock option compensation expense were incurred in the periods presented, and similar charges may recur in future periods.

	Three Months Ended
	September 26,	September 28,
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE:	2004	2003
Operating income exclusive of goodwill impairment, restructuring and rationalization charges and stock option compensation expense:
Operating income (loss)	$2,286	$2,282
Goodwill impairment	—	—
Restructuring and rationalization charges	3,396	236
Stock option compensation expense (income)	(1,128)	267

Operating income exclusive of goodwill impairment, restructuring and rationalization charges and stock option compensation expense:	$4,554	$2,785

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COMSYS Announces Third Quarter Results

November 8, 2004

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 26, 2004
(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	Historical		Adjusted Consolidated	Historical			Pro Forma Combined
	Consolidated Venturi	Staffing Services Pro Forma	Venturi	Consolidated COMSYS			Consolidated
	Quarter Ended		Quarter Ended		Pro Forma		Quarter Ended
	September 26, 2004	Adjustments (1)	September 26, 2004	September 30, 2004	Adjustments		September 30, 2004
Revenues from services	$137,624	$(70,407)	$67,217	$94,831	$—		$162,048
Cost of services	107,357	(56,655)	50,702	71,960	—		122,662

Gross profit	30,267	(13,752)	16,515	22,871	—		39,386

Operating costs and expenses
Selling, general and administrative expenses	24,739	(10,545)	14,194	18,826	(4,927	)(2)	28,093
Restructuring & rationalization charges	3,396	(848)	2,548	—	(2,548	)(3)	—
Stock based compensation	(1,128)	89	(1,039)	5,269	(4,830	)(4)	(600)
Depreciation and amortization	974	(129)	845	3,941	320	(5)	5,106

	27,981	(11,433)	16,548	28,036	(11,984)		32,600

Income (loss) from operations	2,286	(2,319)	(33)	(5,165)	11,984		6,786
Interest (income) expense, net	385	(482)	(97)	15,898	(12,113	)(6)	3,687
Loss (gain) on early extinguishment of debt	—	—	—	2,986	(2,986	)(7)	—
Other (income) expense, net	—	—	—	984	(1,000	)(8)	(16)

Income (loss) before income taxes	1,901	(1,837)	64	(25,033)	28,084		3,115
Income tax expense (benefit)	466	(619)	(153)	(5,329)	—		(5,482)

Income (loss) from continuing operations	$1,435	$(1,218)	$217	$(19,704)	$28,084		$8,597

Income (loss) from continuing operations per share — Basic	$0.24	$—	$0.04		$—		$0.56

Weighted shares outstanding — Basic	6,090	—	6,090		9,372		15,462
Income (loss) from continuing operations per share — Fully Diluted	$0.23	$—	$0.03		$—		$0.55

Weighted shares outstanding — Diluted	6,346	—	6,346		9,372		15,718
Income (loss) from continuing operations	$1,435	($1,218)	$217	($19,704)	$28,084		$8,597
Adjustments:
Restructuring & rationalization charges	3,396	(848)	2,548	—	(2,548)		—
Stock based compensation	(1,128)	89	(1,039)	5,269	(4,830)		(600)
Depreciation and amortization	974	(129)	845	3,941	320		5,106
Interest (income) expense, net	385	(482)	(97)	15,898	(12,113)		3,687
Loss (gain) on early extinguishment of debt	—	—	—	2,986	(2,986)		—
Other (income) expense, net	—	—	—	984	(1,000)		(16)
Income tax expense (benefit)	466	(619)	(153)	(5,329)	—		(5,482)

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$5,528	($3,207)	$2,321	$4,045	$4,927		$11,293

COMSYS Announces Third Quarter Results

November 8, 2004

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 27, 2004
(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	Historical		Adjusted
	Consolidated		Consolidated	Historical			Pro Forma Combined
	Venturi	Staffing Services Pro Forma	Venturi	Consolidated COMSYS			Consolidated
	Quarter Ended		Quarter Ended		Pro Forma		Quarter Ended
	June 27, 2004	Adjustments (1)	June 27, 2004	June 30, 2004	Adjustments		June 27, 2004
Revenues from services	$136,494	$(68,814)	$67,680	$90,538	$—		$158,218
Cost of services	107,708	(55,417)	52,291	68,928	—		121,219

Gross profit	28,786	(13,397)	15,389	21,610	—		36,999

Operating costs and expenses
Selling, general and administrative expenses	24,358	(10,656)	13,702	14,762	(3,623	)(2)	24,841
Goodwill impairment	41,700	(41,700)	—	—	—		—
Stock based compensation	(89)	(9)	(98)	—	439	(3)	341
Depreciation and amortization	1,025	(160)	865	3,952	320	(4)	5,137

	66,994	(52,525)	14,469	18,714	(2,863)		30,320

Income (loss) from operations	(38,208)	39,128	920	2,896	2,863		6,679
Interest (income) expense, net	300	(468)	(168)	15,600	(11,745	)(5)	3,687
Other (income) expense, net	—	—	—	(3)	—		(3)

Income (loss) before income taxes	(38,508)	39,596	1,088	(12,701)	14,608		2,995
Income tax expense (benefit)	(864)	1,839	975	—	—		975

Income (loss) from continuing operations	$(37,644)	$37,757	$113	$(12,701)	$14,608		$2,020

Income (loss) from continuing operations per share — Basic	$(6.18)	$—	$0.02		$—		$0.13

Weighted shares outstanding — Basic	6,090	—	6,090		9,372		15,462
Income (loss) from continuing operations per share — Fully Diluted	$(6.18)	$—	$0.02		$—		$0.13

Weighted shares outstanding — Diluted	6,090	—	6,090		9,372		15,462
Income (loss) from continuing operations	($37,644)	$37,757	$113	($12,701)	$14,608		$2,020
Adjustments:
Goodwill impairment	41,700	(41,700)	—	—	—		—
Stock based compensation	(89)	(9)	(98)	—	439		341
Depreciation and amortization	1,025	(160)	865	3,952	320		5,137
Interest (income) expense, net	300	(468)	(168)	15,600	(11,745)		3,687
Other (income) expense, net	—	—	—	(3)	—		(3)
Income tax expense (benefit)	(864)	1,839	975	—	—		975

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$4,428	($2,741)	$1,687	$6,848	$3,623		$12,158

COMSYS Announces Third Quarter Results

November 8, 2004

NOTES TO UNAUDITED PRO FORMA ADJUSTED
STATEMENT OF CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 26, 2004

(DOLLARS IN THOUSANDS)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,662 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount; reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure. Also reflects the elimination of pre-merger management incentive payments of $1,265 related to the re-financing in August of COMSYS’ senior credit facility.

(3)	Reflects the elimination of transaction costs incurred by Venturi, directly attributable to the merger. These costs consist primarily of investment banking, legal, accounting and other professional fees.

(4)	In connection with the merger, COMSYS’ Class D redeemable preferred stock was converted into 1,411,423 shares of Venturi common stock valued at $11.20 per share. One third of the common shares vested immediately upon closing of the merger, one third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006.

This adjustment reflects the elimination of the expense recorded for the one third of the Venturi common stock which vested immediately upon completion of the merger ($5,269), partially offset by the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(5)	Identifiable intangibles related to the acquisition of Venturi include primarily customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(6)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

COMSYS Announces Third Quarter Results

November 8, 2004

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	($15,801)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	290

Net changes to historical interest expense	($12,113)

(7)	Reflects elimination of the loss incurred upon the early retirement, in connection with the merger, of pre-merger COMSYS debt.

(8)	Reflects elimination of the charge recorded prior to the merger to reflect the forgiveness of an option held by COMSYS to purchase certain real estate in Houston, TX.

COMSYS Announces Third Quarter Results

November 8, 2004

NOTES TO UNAUDITED PRO FORMA ADJUSTED
STATEMENT OF CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 27, 2004

(DOLLARS IN THOUSANDS)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,623 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount; reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure.

(3)	In connection with the merger, COMSYS’ Class D redeemable preferred stock was converted into 1,411,423 shares of Venturi common stock valued at $11.20 per share. One third of the common shares vested immediately upon closing of the merger, one third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006. This adjustment reflects the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(4)	Identifiable intangibles related to the acquisition of Venturi include primarily customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(5)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

COMSYS Announces Third Quarter Results

November 8, 2004

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	($15,432)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	289

Net changes to historical interest expense	($11,745)

COMSYS Announces Third Quarter Results

November 8, 2004

COMSYS IT PARTNERS, INC.
Financial Highlights
(In thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	Sept. 26,	Sept. 28,	%	Sept. 26,	Sept. 28,	%
	2004	2003	Change	2004	2003	Change
Revenues	$137,624	$124,222	10.8%	$403,374	$367,447	9.8%
Direct costs of services	107,357	96,957	10.7%	318,179	288,469	10.3%

Gross profit	30,267	27,265	11.0%	85,195	78,978	7.9%

Operating expenses:
Selling, general and administrative	24,739	23,253	6.4%	73,217	72,749	0.6%
Depreciation and amortization	974	1,227	-20.6%	3,081	3,980	-22.6%
Goodwill impairment	—	—	NA	41,700	—	NA
Restructuring and rationalization charges	3,396	236	1339.0%	3,396	2,351	44.4%
Stock option compensation (income)	(1,128)	267	NA	(304)	267	NA

Operating income (loss)	2,286	2,282	0.2%	(35,895)	(369)	9627.6%

Interest expense	385	196	96.4%	876	5,332	-83.6%
Gain on financial restructuring, net	—	(28)	NA	—	83,105	NA

Income (loss) before income taxes	1,901	2,058	-7.6%	(36,771)	77,404	NA
Provision (benefit) for income taxes	466	—	NA	(422)	—	NA

Net income (loss)	$1,435	$2,058	-30.3%	$(36,349)	$77,404	NA

Basic earnings per common share (1):
Income (loss) before goodwill impairment and gain on financial restructuring	$0.24	$0.34	-29.4%	$0.88	$(1.37)	NA
Goodwill impairment	—	—	NA	(6.85)	—	NA
Gain on financial restructuring, net	—	—	NA	—	19.97	NA

Net income (loss)	$0.24	$0.34	-29.4%	$(5.97)	$18.60	NA

Weighted average basic shares outstanding (1)	6,089,938	6,090,199	0.0%	6,089,938	4,161,484	46.3%

Diluted earnings per common share (1):
Income (loss) before goodwill impairment and gain on financial restructuring	$0.23	$0.33	-30.3%	$0.88	$(1.37)	NA
Goodwill impairment	—	—	NA	(6.85)	—	NA
Gain on financial restructuring, net	—	—	NA	—	19.97	NA

Net income (loss)	$0.23	$0.33	-30.3%	$(5.97)	$18.60	NA

Weighted average diluted shares outstanding (1)	6,346,300	6,171,432	2.8%	6,089,938	4,161,484	46.3%

(1)	The conversion of stock options and common stock purchase warrants into common shares were excluded from the computation of earnings per diluted share and weighted average diluted shares outstanding for the nine-month period ending September 26, 2004 because their effect was antidilutive.

-MORE-

COMSYS Announces Third Quarter Results

November 8, 2004

COMSYS IT PARTNERS, INC.
Financial Highlights
(In thousands)

	Three Months Ended			Nine Months Ended
	Sept. 26,	Sept. 28,	%	Sept. 26,	Sept. 28,	%
	2004	2003	Change	2004	2003	Change
SELECTED SEGMENT INFORMATION:
Revenues:
Technology Services	$7,217	$60,914	10.3%	$202,374	$181,302	11.6%
Staffing Services	70,407	63,308	11.2%	201,000	186,145	8.0%

Total revenues	137,624	124,222	10.8%	403,374	367,447	9.8%

Gross profit:
Technology Services	16,515	14,463	14.2%	46,717	42,038	11.1%
Staffing Services	13,752	12,802	7.4%	38,478	36,940	4.2%

Total gross profit	30,267	27,265	11.0%	85,195	78,978	7.9%

Operating income:
Technology Services	4,155	3,092	34.4%	10,586	6,872	54.0%
Staffing Services	3,593	3,238	11.0%	8,540	6,452	32.4%

Total operating income	7,748	6,330	22.4%	19,126	13,324	43.5%

Unallocated corporate expenses	3,194	3,513	-9.1%	10,229	10,903	-6.2%
Amortization of intangible assets	—	32	NA	—	172	NA
Goodwill impairment	—	—	NA	41,700	—	NA
Restructuring and rationalization charges	3,396	236	1339.0%	3,396	2,351	44.4%
Stock option compensation (income)	(1,128)	267	NA	(304)	267	NA

Total operating loss	$2,286	$2,282	0.2%	$(35,895)	$(369)	9627.6%

SELECTED CASH FLOW INFORMATION:
Net cash provided by operating activities	$2,608	$2,416	7.9%	$2,992	$27,100	-89.0%
Purchases of property and equipment, net	185	137	35.0%	467	642	-27.3%
Borrowings (repayments) under credit facility, net	4,000	(2,715)	NA	4,000	(41,700)	NA
Cash payments for interest	1,321	1,164	13.5%	3,612	9,507	-62.0%

	Periods Ended
	Sept. 26,	Dec. 28,
	2004	2003
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$1,059	$508
Accounts receivable, net	80,009	75,702
Goodwill, net	61,832	103,532
Total assets	154,062	194,360
Secured credit facility (1)	56,303	55,264
Convertible subordinated notes	—	5,339
Total shareholders’ equity	28,027	64,681

(1)	At September 26, 2004, the Company’s contractual obligation under the secured credit facility was $54,000; the remaining $2,303 represents deferred gain on debt forgiveness in accordance with Generally Accepted Accounting Principles.